Exhibit 5.1





                                             April 10, 2002



Danielson Holding Corporation
767 Third Avenue
New York, NY 10017

                 Re: Registration Statement on Form S-8 of
                     Danielson Holding Corporation
                     -----------------------------------------

Ladies and Gentlemen:

                  I, W. James Hall, am General Counsel of Danielson Holding Corporation, a Delaware corporation (the "Company"). In that capacity, I have acted as counsel to the Company in connection with the proposed issuance by the Company of up to an aggregate of 2,540,000 shares (the "Shares") of common stock, par value $.10 (the "Common Stock"), of the Company pursuant to the 1995 Stock and Incentive Plan, as amended (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on April 10, 2002 (together with all exhibits thereto, the "Registration Statement"), (ii) the Plan, (iii) the Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the By-Laws of the Company, as currently in effect, (v) a specimen certificate representing the Common Stock and (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below I have assumed that all shares will be issued upon exercise of options pursuant to option agreements ("Option Agreements") duly authorized by the compensation committee of the Board of Directors of the Company and the exercise price of such option shall not be less than the par value of the Common Stock.

                  I am admitted to the Bar in the State of New York, and I do not express any opinion as to the laws of any jurisdiction, other than the General Corporation Law of the State of Delaware.

                  Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and when the Shares have been issued, delivered and paid for pursuant to the terms of the Option Agreements and the Plan, and certificates representing the Shares in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,


                                                      /s/ W. James Hall
                                                     -------------------------
                                                     W. James Hall